Exhibit 99.1

FOR IMMEDIATE RELEASE
Harmonic Announces Fourth Quarter and Year End 2015 Results
Provides 2016 Financial Guidance
SAN JOSE, Calif.-February 16, 2016-Harmonic Inc. (NASDAQ: HLIT), the worldwide leader in video delivery infrastructure, announced today its preliminary and unaudited results for the fourth quarter and fiscal year ended December 31, 2015.
Net revenue for the fourth quarter of 2015 was $86.6 million, compared with $83.3 million for the third quarter of 2015 and $107.9 million for the fourth quarter of 2014. For the full year 2015, net revenue was $377.0 million, compared with $433.6 million for 2014.
Bookings for the fourth quarter of 2015 were $101.0 million, compared with $74.6 million for the third quarter of 2015 and $121.1 million for the fourth quarter of 2014.
GAAP net loss for the fourth quarter of 2015 was $(7.2) million, or $(0.08) per diluted share, compared with GAAP net loss for the third quarter of 2015 of $(4.8) million, or $(0.05) per diluted share, and GAAP net loss for the fourth quarter of 2014 of $(4.9) million, or $(0.06) per diluted share. For the full year 2015, GAAP net loss was $(15.7) million, or $(0.18) per share, compared to a GAAP net loss of $(46.2) million, or $(0.50) per diluted share, for 2014.
Non-GAAP net income for the fourth quarter of 2015 was $0.6 million, or $0.01 per diluted share, compared with non-GAAP net loss for the third quarter of 2015 of $(0.2) million, or $0.00 per diluted share, and non-GAAP net income for the fourth quarter of 2014 of $5.3 million, or $0.06 per diluted share. For the full year 2015, non-GAAP net income was $9.1 million, or $0.10 per diluted share, compared with $15.1 million, or $0.16 per diluted share, for 2014. See “Use of Non-GAAP Financial Measures” and “GAAP to Non-GAAP Reconciliations” provided below.
Total cash, cash equivalents and short-term investments were $152.8 million at the end of the fourth quarter of 2015, up $65.2 million from $87.6 million as of the end of the prior quarter. Our cash balance at the end of the fourth quarter of 2015 included net proceeds of approximately $74.1 million from the issuance of $128.3 million in convertible notes less related fees and the purchase of $50 million of our common stock. During the fourth quarter of 2015, we purchased approximately 0.5 million shares of our common stock at an average price of $5.95 as part of our authorized common stock repurchase program and 11.1 million shares as part of our convertible notes issuance at $4.49 per share, resulting in a reduction of our outstanding common stock share count by 11.6 million during the quarter.
“We were encouraged by our improved sequential financial performance in the fourth quarter led by strong global bookings,” said Patrick Harshman, Harmonic’s CEO. “Our VOS software platform has become an important component of our Video revenue stream, and the Thomson Video Networks acquisition, which will increase our Video business marketplace presence and operational scale, remains on track to close in the first quarter of 2016. We also continue to make good progress on our new DOCSIS 3.1 CableOS initiative, which we project will begin shipping in the second half of this year.”
Business Outlook
Q1 2016 Guidance
Since the acquisition of Thomson Video Networks (“TVN”) is not expected to be finalized until the end of the first quarter of 2016, our financial guidance for the first quarter of 2016 only includes projections for Harmonic on a stand-alone basis.
For the first quarter of 2016, Harmonic anticipates:

•	Net revenue to be $82 million to $86 million

•	GAAP gross margin to be 53% to 54%, GAAP operating expense to be $52 million to $54 million, GAAP operating loss to be $(9) million to $(8) million and GAAP EPS to be $(0.12) to $(0.11)

•	Non-GAAP gross margin to be 54% to 55%, non-GAAP operating expense to be $46 million to $48 million, non-

GAAP operating loss to be $(2) million to $(1) million and non-GAAP EPS to be $(0.03) to $(0.02)

•	Business Segment guidance:
◦Video segment net revenue to be $70 million to $72 million
◦Cable Edge segment net revenue to be $12 million to $14 million

•	Non-GAAP interest expense to be approximately $1.3 million

•	Share count for Non-GAAP EPS calculation to be approximately 79.0 million shares of our common stock

•	Non-GAAP tax rate to be approximately 15%

2016 Financial Guidance
The projections for full year 2016 include three quarters of financial projections for TVN from the second quarter of 2016 through the fourth quarter of 2016.
For 2016, Harmonic anticipates:

•	Net revenue to be $400 million to $415 million

•	GAAP gross margin to be approximately 54%, GAAP operating expense to be $248 million to $252 million, GAAP operating loss to be $(31) million to $(29) million and GAAP EPS to be $(0.45) to $(0.42)

•
Non-GAAP gross margin to be approximately 55%, non-GAAP operating expense to be $208 million to $212 million, non-GAAP operating profit to be $14 million to $16 million and non-GAAP EPS to be $0.09 to $0.12

•	Business Segment guidance:

◦	Video segment net revenue to be $290 million to $295 million and non-GAAP gross margin to be 57% to 58%

◦	TVN, which is expected to close by the end of the first quarter of 2016, is anticipated to add net revenue of $55 million to $60 million and non-GAAP gross margin to be 47% to 50%

◦	Cable Edge segment net revenue to be $55 million to $60 million and non-GAAP gross margin to be 45% to 47%.

•	Non-GAAP interest expense to be approximately $5 million

•	Share count for non-GAAP EPS calculation to be approximately 80.0 million shares of our common stock

•	Non-GAAP tax rate to be approximately 15%
See “Use of Non-GAAP Financial Measures” and “GAAP to Non-GAAP Reconciliations” below.
Conference Call Information
Harmonic will host a conference call to discuss its financial results at 2:00 p.m. Pacific (5:00 p.m. Eastern) on Tuesday, February 16, 2016. A listen-only broadcast of the conference call can be accessed either from the Company's website at www.harmonicinc.com or by calling +1.847.585.4405 or +1.888.771.4371 (passcode 41776807). The replay will be available after 4:30 p.m. Pacific at the same website address or by calling +1.630.652.3042 or +1.888.843.7419 (passcode 41776807).
About Harmonic Inc.
Harmonic (NASDAQ: HLIT) is the worldwide leader in video delivery infrastructure for emerging television and video services. Harmonic enables customers to produce, deliver, and monetize amazing video experiences, with unequalled business agility and operational efficiency, by providing market-leading innovation, high-quality service, and compelling total-cost-of-ownership. More information is available at www.harmonicinc.com.
Legal Notice Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including statements related to our expectations regarding: our final results for the fourth quarter and fiscal year ended December 31, 2015 and our expectations concerning quarter-on-quarter growth; net revenue, GAAP gross margins, GAAP operating expenses, GAAP operating profit (loss), GAAP EPS, non-GAAP gross margins, non-GAAP operating expenses, non-GAAP operating profit (loss), non-GAAP EPS, non-GAAP interest expense and non-GAAP tax rate for the first quarter of 2016 and fiscal year ended December 31, 2016; and the timing of the closing of the TVN acquisition. Our expectations regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties that could cause actual results to differ materially from those projected. These risks include, in no particular order, the following: the closing of the TVN transaction is delayed due to regulatory approvals not being obtained or closing conditions not being fulfilled, or the transaction is postponed or canceled due to a material adverse event or change; anticipated business opportunities and operational efficiencies for the combined company do not fully materialize; the trends toward more high-definition, on-demand and anytime, anywhere video will not continue to develop at its current pace or will expire; a strong U.S. dollar may have a negative impact on our business in certain international markets; the possibility that our products will not generate sales that are commensurate with our expectations or that our cost of revenue or operating expenses may exceed our expectations; the mix of products and services sold in various geographies and the effect it has on gross margins; delays or decreases in capital spending in the cable, satellite and telco and broadcast and media industries; customer concentration and consolidation; the impact of general economic conditions on our sales and operations; our ability to develop new and enhanced products in a timely manner and market acceptance of our new or existing products; losses of one or more key customers; risks associated with our international operations, including in Ukraine; risks associated with our CCAP and VOS™ product initiatives, dependence on market acceptance of various types of broadband services, on the adoption of new broadband technologies and on broadband industry trends; inventory management; the lack of timely availability of parts or raw materials necessary to produce our products; the impact of increases in the prices of raw materials and oil; the effect of competition, on both revenue and gross margins; difficulties associated with rapid technological changes in our markets; risks associated with unpredictable sales cycles; our dependence on contract manufacturers and sole or limited source suppliers; the effect on our business of natural disasters; and the risk that our share repurchase program will not continue to result in material purchases of our common stock. The forward-looking statements contained in this press release are also subject to other risks and uncertainties, including those more fully described in Harmonic's filings with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K for the year ended December 31, 2014, our recent Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K. The forward-looking statements in this press release are based on information available to the Company as of the date hereof, and Harmonic disclaims any obligation to update any forward-looking statements.
Use of Non-GAAP Financial Measures
In establishing operating budgets, managing its business performance, and setting internal measurement targets, we exclude a number of items required by GAAP. Management believes that these accounting charges and credits, most of which are non-cash or non-recurring in nature, are not useful in managing its operations and business. Historically, the Company has also publicly presented these supplemental non-GAAP measures in order to assist the investment community to see the Company “through the eyes of management,” and thereby enhance understanding of its operating performance. The non-GAAP measures presented here are: gross profit, operating expenses, income (loss) from operations and net income (loss) (including those amounts as a percentage of revenue), and net income (loss) per diluted share. The presentation of non-GAAP information is not intended to be considered in isolation or as a substitute for results prepared in accordance with GAAP, and is not necessarily comparable to non-GAAP results published by other companies. A reconciliation of the historical and forward looking non-GAAP financial measures discussed in this press release to the most directly comparable historical and forward looking GAAP financial measures is included with the financial statements provided with this press release. The non-GAAP adjustments described below have historically been excluded from our GAAP financial measures. These adjustments are restructuring and asset impairment related charges, impairment of long-term investment, TVN acquisition costs and non-cash items, such as stock-based compensation expense, amortization of intangibles, non-cash interest expense related to convertible debt and adjustments that normalize the tax rate. With respect to our expectations under “Business Outlook” above, reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available without unreasonable efforts on a forward-looking basis due to the high variability and low visibility with respect to the charges which are excluded from these non-GAAP measures. The effects of stock-based compensation expense specific to common stock options are directly impacted by unpredictable fluctuations in our stock price. We expect the variability of the above charges to have a significant impact on our GAAP financial results.
Contacts:

Harold Covert	Blair King
Chief Financial Officer	Director, Investor Relations
Harmonic Inc.	Harmonic Inc.
+1.408.542.2500	+1.408.490.6172

Harmonic Inc.
Condensed Consolidated Balance Sheets
(Unaudited, in thousands, except per share data)

	December 31,
	2015	2014
ASSETS
Current assets:
Cash and cash equivalents	$126,190	$73,032
Short-term investments	26,604	31,847
Accounts receivable, net	69,515	74,144
Inventories	38,819	32,747
Deferred tax assets, short-term	—	3,375
Prepaid expenses and other current assets	25,003	17,539
Total current assets	286,131	232,684
Property and equipment, net	27,012	27,221
Goodwill	197,781	197,884
Intangibles, net	4,097	10,599
Other assets	9,936	12,130
Total assets	$524,957	$480,518
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$19,364	$15,318
Income taxes payable	307	893
Deferred revenue	33,856	38,601
Accrued liabilities	31,354	35,118
Total current liabilities	84,881	89,930
Convertible debt, long-term	98,295	—
Income taxes payable, long-term	3,886	4,969
Deferred tax liabilities, long-term	—	3,095
Other non-current liabilities	9,727	10,711
Total liabilities	196,789	108,705

Stockholders’ equity:
Preferred stock, $0.001 par value, 5,000 shares authorized; no shares issued or outstanding	—	—
Common stock, $0.001 par value, 150,000 shares authorized; 76,015 and 87,700 shares issued and outstanding at December 31, 2015 and 2014, respectively	76	88
Additional paid-in capital	2,236,418	2,261,952
Accumulated deficit	(1,903,908)	(1,888,247)
Accumulated other comprehensive loss	(4,418)	(1,980)
Total stockholders’ equity	328,168	371,813
Total liabilities and stockholders’ equity	$524,957	$480,518

Harmonic Inc.
Condensed Consolidated Statements of Operations
(Unaudited, in thousands, except per share amounts)

	Three months ended		Year ended
	December 31, 2015	December 31, 2014	December 31, 2015	December 31, 2014

Net revenue	$86,603	$107,875	$377,027	$433,557
Cost of revenue	39,535	51,084	174,315	221,209
Gross profit	47,068	56,791	202,712	212,348
Operating expenses:
Research and development	21,721	22,885	87,545	93,061
Selling, general and administrative	29,517	32,682	120,960	131,322
Amortization of intangibles	1,445	1,446	5,783	6,775
Restructuring and asset impairment charges	746	1,940	1,372	2,761
Total operating expenses	53,429	58,953	215,660	233,919
Loss from operations	(6,361)	(2,162)	(12,948)	(21,571)
Interest and other expense, net	(418)	(39)	(615)	(224)
Loss on impairment of long-term investment	—	—	(2,505)	—
Loss before income taxes	(6,779)	(2,201)	(16,068)	(21,795)
Provision for (benefit from) income taxes	420	2,653	(407)	24,453
Net loss	$(7,199)	$(4,854)	$(15,661)	$(46,248)
Net loss per share:
Basic and diluted	$(0.08)	$(0.06)	$(0.18)	$(0.50)
Shares used in per share calculation:
Basic shares	84,932	88,012	87,514	92,508

Harmonic Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited, in thousands)

	Year ended December 31,
	2015	2014
Cash flows from operating activities:
Net loss	$(15,661)	$(46,248)
Adjustments to reconcile net loss to net cash provided by operating activities:
Amortization of intangibles	6,502	20,520
Depreciation	13,241	16,459
Stock-based compensation	15,582	17,287
Amortization of discount on convertible debt	216	—
Restructuring, asset impairment and (gain) loss on retirement of fixed assets	641	1,622
Loss on impairment of long-term investment	2,505	—
Deferred income taxes, net	(512)	32,163
Provision for doubtful accounts, returns and discounts	2,034	1,943
Provision for excess and obsolete inventories	1,585	2,569
Excess tax benefits from stock-based compensation	—	(15)
Other non-cash adjustments, net	—	1,108
Changes in assets and liabilities:
Accounts receivable	2,595	(1,035)
Inventories	(7,187)	1,610
Prepaid expenses and other assets	(6,973)	(3,332)
Accounts payable	4,683	56
Deferred revenues	(4,541)	11,162
Income taxes payable	(1,637)	(7,094)
Accrued and other liabilities	(6,722)	(1,406)
Net cash provided by operating activities	6,351	47,369
Cash flows from investing activities:
Purchases of investments	(25,261)	(26,599)
Proceeds from sales and maturities of investments	30,379	73,856
Purchases of property and equipment	(14,356)	(10,065)
Purchases of long-term investments	(85)	(9,393)
Restricted cash	(1,091)	—
Net cash (used in) provided by investing activities	(10,414)	27,799
Cash flows from financing activities:
Proceeds from convertible debt	128,250	—
Payment of convertible debt issuance debt	(3,527)	—
Proceeds from common stock issued to employees	9,222	4,742
Payment of tax withholding obligations related to net share settlements of restricted stock units	(3,549)	(3,636)
Payments for repurchases of common stock	(72,863)	(93,128)
Excess tax benefits from stock-based compensation	—	15
Net cash provided by (used in) financing activities	57,533	(92,007)
Effect of exchange rate changes on cash and cash equivalents	(312)	(458)
Net increase (decrease) in cash and cash equivalents	53,158	(17,297)
Cash and cash equivalents at beginning of period	73,032	90,329
Cash and cash equivalents at end of period	$126,190	$73,032
Supplemental schedule of non-cash financing activities:
Accrued debt issuance costs	$582	$—

Harmonic Inc.
Revenue Information
(Unaudited, in thousands, except percentages)

	Three months ended				Year ended
	December 31, 2015		December 31, 2014		December 31, 2015		December 31, 2014
Product
Video Products	$50,293	58%	$65,975	61%	$203,732	54%	$247,857	57%
Cable Edge	11,418	13%	17,840	17%	73,144	19%	95,329	22%
Services and Support	24,892	29%	24,060	22%	100,151	27%	90,371	21%
Total	$86,603	100%	$107,875	100%	$377,027	100%	$433,557	100%

Geography
Americas	$46,782	54%	$60,890	56%	$212,568	56%	$245,849	57%
EMEA	21,120	24%	26,509	25%	92,422	25%	109,645	25%
APAC	18,701	22%	20,476	19%	72,037	19%	78,063	18%
Total	$86,603	100%	$107,875	100%	$377,027	100%	$433,557	100%

Market
Service Provider	$52,057	60%	$72,844	68%	$230,523	61%	$286,899	66%
Broadcast and Media	34,546	40%	35,031	32%	146,504	39%	146,658	34%
Total	$86,603	100%	$107,875	100%	$377,027	100%	$433,557	100%

Harmonic Inc.
Segment Revenue and Operating Income (Loss)
(Unaudited, in thousands)

	Three months ended		Year ended
	December 31, 2015	December 31, 2014	December 31, 2015	December 31, 2014
Net revenue:
Video	$72,401	$86,933	$291,779	$326,756
Cable Edge	14,202	20,942	85,248	106,801
Total consolidated net revenue	$86,603	$107,875	$377,027	$433,557

Operating income (loss):
Video	$5,143	$8,647	$13,529	$18,073
Cable Edge	(4,181)	(1,939)	(1,599)	1,239
Total segment operating income	962	6,708	11,930	19,312
Unallocated corporate expenses*	(2,055)	(2,161)	(2,794)	(3,076)
Stock-based compensation	(3,737)	(4,567)	(15,582)	(17,287)
Amortization of intangibles	(1,531)	(2,142)	(6,502)	(20,520)
Loss from operations	(6,361)	(2,162)	(12,948)	(21,571)
Non-operating expense	(418)	(39)	(3,120)	(224)
Loss before income taxes	$(6,779)	$(2,201)	$(16,068)	$(21,795)

*Unallocated corporate expenses include certain corporate-level operating expenses and charges such as restructuring and asset impairment related charges and TVN transaction costs.

Harmonic Inc.
GAAP to Non-GAAP Reconciliations (Unaudited)
(In thousands, except percentages and per share data)

	Three months ended
	December 31, 2015
	Gross Profit	Total Operating Expense	Income (Loss) from Operations	Net Income (Loss)
GAAP	$47,068	$53,429	$(6,361)	$(7,199)
Stock-based compensation in cost of revenue	479	—	479	479
Stock-based compensation in research and development	—	(1,186)	1,186	1,186
Stock-based compensation in selling, general and administrative	—	(2,072)	2,072	2,072
Amortization of intangibles	86	(1,445)	1,531	1,531
Restructuring and asset impairment charges	—	(746)	746	746
TVN transaction costs	—	(1,309)	1,309	1,309
Non-cash interest expenses related to convertible note	—	—	—	184
Discrete tax items and tax effect of non-GAAP adjustments	—	—	—	266
Non-GAAP	$47,633	$46,671	$962	$574
As a % of revenue (GAAP)	54.3%	61.7%	(7.3)%	(8.3)%
As a % of revenue (Non-GAAP)	55.0%	53.9%	1.1%	0.7%

Diluted net income (loss) per share:
Diluted net loss per share-GAAP				$(0.08)
Diluted net income per share-Non-GAAP				$0.01
Shares used to compute diluted net income (loss) per share:
GAAP				84,932
Non-GAAP				85,629

	Three months ended
	October 2, 2015
	Gross Profit	Total Operating Expense	Loss from Operations	Net Loss
GAAP	$46,231	$52,488	$(6,257)	$(4,811)
Stock-based compensation in cost of revenue	433	—	433	433
Stock-based compensation in research and development	—	(1,074)	1,074	1,074
Stock-based compensation in selling, general and administrative	—	(2,320)	2,320	2,320
Amortization of intangibles	86	(1,446)	1,532	1,532
Restructuring and asset impairment charges	113	(397)	510	510
Discrete tax items and tax effect of non-GAAP adjustments	—	—	—	(1,224)
Non-GAAP	$46,863	$47,251	$(388)	$(166)
As a % of revenue (GAAP)	55.5%	63.0%	(7.5)%	(5.8)%
As a % of revenue (Non-GAAP)	56.3%	56.7%	(0.5)%	(0.2)%
Diluted net loss per share:
Diluted net loss per share-GAAP				$(0.05)
Diluted net loss per share-Non-GAAP				$0.00
Shares used to compute diluted net loss per share:
GAAP				87,991
Non-GAAP				87,991

	Three months ended
	December 31, 2014
	Gross Profit	Total Operating Expense	Income (Loss) from Operations	Net Income (Loss)
GAAP	$56,791	$58,953	$(2,162)	$(4,854)
Stock-based compensation in cost of revenue	608	—	608	608
Stock-based compensation in research and development	—	(1,255)	1,255	1,255
Stock-based compensation in selling, general and administrative	—	(2,704)	2,704	2,704
Amortization of intangibles	696	(1,446)	2,142	2,142
Restructuring and asset impairment charges	220	(1,941)	2,161	2,161
Discrete tax items and tax effect of non-GAAP adjustments	—	—	—	1,251
Non-GAAP	$58,315	$51,607	$6,708	$5,267
As a % of revenue (GAAP)	52.6%	54.6%	(2.0)%	(4.5)%
As a % of revenue (Non-GAAP)	54.1%	47.8%	6.2%	4.9%
Diluted net income (loss) per share:
Diluted net loss per share-GAAP				$(0.06)
Diluted net income per share-Non-GAAP				$0.06
Shares used to compute diluted net income (loss) per share:
GAAP				88,012
Non-GAAP				89,342

	Year ended
	December 31, 2015
	Gross Profit	Total Operating Expense	Income (Loss) from Operations	Net Income (Loss)
GAAP	$202,712	$215,660	$(12,948)	$(15,661)
Stock-based compensation in cost of revenue	1,862	—	1,862	1,862
Stock-based compensation in research and development	—	(4,435)	4,435	4,435
Stock-based compensation in selling, general and administrative	—	(9,285)	9,285	9,285
Amortization of intangibles	719	(5,783)	6,502	6,502
Restructuring and asset impairment charges	113	(1,372)	1,485	1,485
Loss on impairment of long-term investment	—	—	—	2,505
TVN transaction costs	—	(1,309)	1,309	1,309
Non-cash interest expenses related to convertible note	—	—	—	184
Discrete tax items and tax effect of non-GAAP adjustments	—	—	—	(2,823)
Non-GAAP	$205,406	$193,476	$11,930	$9,083
As a % of revenue (GAAP)	53.8%	57.2%	(3.4)%	(4.2)%
As a % of revenue (Non-GAAP)	54.5%	51.3%	3.2%	2.4%

Diluted net income (loss) per share:
Diluted net loss per share-GAAP				$(0.18)
Diluted net income per share-Non-GAAP				$0.10
Shares used to compute diluted net income (loss) per share:
GAAP				87,514
Non-GAAP				88,476

	Year ended
	December 31, 2014
	Gross Profit	Total Operating Expense	Income (Loss) from Operations	Net Income (Loss)
GAAP	$212,348	$233,919	$(21,571)	$(46,248)
Stock-based compensation in cost of revenue	2,359	—	2,359	2,359

Stock-based compensation in research and development	—	(4,844)	4,844	4,844
Stock-based compensation in selling, general and administrative	—	(10,084)	10,084	10,084
Amortization of intangibles	13,745	(6,775)	20,520	20,520
Restructuring and asset impairment charges	314	(2,762)	3,076	3,076
Discrete tax items and tax effect of non-GAAP adjustments	—	—	—	20,445
Non-GAAP	$228,766	$209,454	$19,312	$15,080
As a % of revenue (GAAP)	49.0%	54.0%	(5.0)%	(10.7)%
As a % of revenue (Non-GAAP)	52.8%	48.3%	4.5%	3.5%

Diluted net income (loss) per share:
Diluted net loss per share-GAAP				$(0.50)
Diluted net income per share-Non-GAAP				$0.16
Shares used to compute diluted net income (loss) per share:
GAAP				92,508
Non-GAAP				93,802

Harmonic Inc.
GAAP to Non-GAAP Reconciliations on Business Outlook
(In millions, except percentages and per share data)

	Q1 2016 Guidance
	Gross Profit	Total Operating Expense	Loss from Operations	Net Loss
GAAP	$43 to $46	$52 to $54	$(9) to $(8)	$(10) to $(9)

Stock-based compensation expense	0.6	(3.9)	4.5	4.5
Amortization of intangibles	—	(1.5)	1.5	1.5
TVN transaction costs	—	(1.0)	1.0	1.0
Non-cash interest expense related to convertible notes	—	—	—	1.2
Discrete tax items and tax effect of non-GAAP adjustments	—	—	—	(1.0)
	0.6	(6.4)	7.0	7.2

Non-GAAP	$44 to $47	$46 to $48	$(2) to $(1)	$(3) to $(2)
As a % of revenue (GAAP)	53% to 54%	approx. 64%	(11)% to (9)%	(12)% to (10)%
As a % of revenue (Non-GAAP)	54% to 55%	approx. 56%	(4)% to (2)%	(3)% to (2)%

Diluted loss per share:
Diluted net loss per share-GAAP				$(0.12) to $(0.11)
Diluted net loss per share-Non-GAAP				$(0.03) to $(0.02)
Shares used to compute diluted loss per share:
GAAP and Non-GAAP				79.0

	2016 Financial Guidance
	Gross Profit	Total Operating Expense	Income (Loss) from Operations	Net Income (Loss)
GAAP	$217 to $223	$248 to $252	$(31) to $(29)	$(35) to $(33)

Stock-based compensation expense	2.6	(15.4)	18.0	18.0
Amortization of intangibles	2.3	(3.7)	6.0	6.0
Restructuring and related charges	—	(20.0)	20.0	20.0
TVN transaction costs	—	(1.0)	1.0	1.0
Non-cash interest expense related to convertible notes	—	—	—	5.0
Discrete tax items and tax effect of non-GAAP adjustments	—	—	—	(8.0)
	4.9	(40.1)	45.0	42.0

Non-GAAP	$222 to $228	$208 to $212	$14 to $16	$7 to $9
As a % of revenue (GAAP)	approx. 54%	approx. 62%	approx. (8)%	approx. (9)%
As a % of revenue (Non-GAAP)	approx. 55%	approx. 52%	approx. 2%	approx. 2%

Diluted income (loss) per share:
Diluted net loss per share-GAAP				$(0.45) to $(0.42)
Diluted net income per share-Non-GAAP				$0.09 to $0.12
Shares used to compute diluted income (loss) per share:
GAAP				79.0
Non-GAAP				80.0